Exhibit 3.31

TCM INVESTMENTS INC.

ARTICLES OF INCORPORATION

AND

CERTIFICATE OF INCORPORATION

(Attorneys should insert the Articles of Incorporation and Certificate of Incorporation of the corporation at this point in the book.)

CERTIFICATE OF INCORPORATION

TO THE SECRETARY OF STATE OF THE STATE OF OKLAHOMA:

ARTICLE I - NAME

The name of this corporation is TCM Investments, Inc.

ARTICLE II - REGISTERED AGENT

The address of the registered office in the State of Oklahoma and the name of the registered agent at such address is David L. Noss, 111 West Fifth Street, Suite 300, Tulsa, Oklahoma 74103.

ARTICLE III - DURATION

The duration of the corporation is perpetual.

ARTICLE IV - PURPOSES

The purposes for which this corporation is formed are to:

1.            Engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Oklahoma.

2.            Sue and be sued in all courts and participate, as a party or otherwise, in any judicial, administrative, arbitrative, or other proceeding.

3.            Purchase, receive, take by grant, gift, devise, bequest, or otherwise, lease or otherwise acquire, own, hold, improve, employ, use and otherwise deal in and with real or personal property, or any interest therein, wherever situated, and to sell, convey, lease, exchange, transfer or otherwise dispose of, or mortgage or pledge all or any of its property and assets, or any interest therein wherever situated.

4.           Make donations for the public welfare or for charitable, scientific or educational purposes and in time of war or other national emergency in aid thereof.

5.           Participate with others in any corporation, partnership, limited partnership, joint venture or other association of any kind, or in any transaction, undertaking or arrangement, which

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the participating corporation would have power to conduct by itself, whether or not such participation involves sharing or delegation of control with or to others.

6.	Be an incorporator, promoter or manager of other corporations of any type or kind.

7.            Transact any lawful business which the corporation’s Board of Directors shall find to be in aid of governmental authority.

8.            Make contracts, including contracts of guaranty and suretyship, incur liabilities, borrow money at such rates of interest as the corporation may determine, issue its notes, bonds and other obligations and secure any of its obligations by mortgage, pledge or other encumbrance of all or any of its property, franchises and income.

9.            Lend money for its corporate purposes, invest and reinvest its funds, and take, hold and deal with real and personal property as security for the payment of funds so loaned or invested.

10.          Pay pensions and establish and carry out pension, profit sharing, stock option, stock purchase, stock bonus, retirement benefit, incentive and compensation plans, trusts and provisions for any or all of its directors, officers and employees, and for any or all of the directors, officers and employees of its subsidiaries.

11.          Provide insurance for its benefit on the life of any of its directors, officers or employees or on the life of any shareholder for the purpose of acquiring at his death shares of its stock owned by such shareholder.

ARTICLE V - AUTHORIZED CAPITAL

The aggregate number of shares, which the corporation shall have authority to issue, the designation of each class, the number of shares of each class and the par value of the shares of each class are as follows:

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NUMBER OF SHARES		PAR VALUE PER SHARE
300,000	Common	$1.00 per share

Total number of shares: 300,000

Total authorized capital $300,000.00

ARTICLE VI - REGULATORY PROVISIONS

The following additional provisions are inserted for the management of the business and for the conduct of the affairs of the corporation and creating, defining, limiting and regulating the powers of the corporation, the directors and the stockholders:

1.            The Board of Directors is authorized and empowered from time to time in its discretion to make, alter or repeal the by-laws of the corporation.

2.	Elections of directors need not be by written ballot.

3.            When stock of the corporation is available for redemption, the directors of the corporation are authorized to redeem such shares in accordance with the General Corporation Law of Oklahoma, without approval of the stockholders.

ARTICLE VII - NUMBER OF DIRECTORS

The number of directors which shall constitute the whole Board of Directors shall not be less than one nor more than nine.

ARTICLE VIII - INCORPORATOR

The name and the mailing address of the incorporator is David L. Noss, 111 West Fifth Street, Suite 300, Tulsa, Oklahoma 74103.

I, the undersigned, for the purpose of forming a corporation under the laws of the State of Oklahoma, do make, file and record this Certificate and do certify that the facts herein stated are true and I have accordingly hereunto set my hand this 23 day of January, 1991.

         /s/ David L. Noss

David L. Noss, Incorporator

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FIRST AMENDED

CERTIFICATE OF INCORPORATION OF

TCM INVESTMENTS, INC.

(After Receipt of Payment of Stock)

TO THE SECRETARY OF STATE OF THE STATE OF OKLAHOMA, 101 State Capitol Building, Oklahoma City, Oklahoma 73105:

The undersigned Oklahoma corporation, for the purpose of amending its certificate of incorporation as provided by Section 1077 of the Oklahoma General Corporation Act, hereby certifies:

1.            The name of the corporation is: TCM Investments, Inc.; the date of filing of its original certificate of incorporation is January 25, 1991.

ARTICLE I - NAME

No change as filed 1/25/1991

2.	ARTICLE II - REGISTERED AGENT

As amended: The address of the registered office in the State of Oklahoma and the name of the registered agent at such address is: Jack L. Alexander, 4747 South 83rd East Avenue, Tulsa, Tulsa County, Oklahoma 74145.

3.	ARTICLE III - DURATION

No change as filed 1/25/1991.

4.	ARTICLE IV - PURPOSES

No change as filed 1/25/1991.

5.	ARTICLE V - AUTHORIZED CAPITAL

As amended: The aggregate number of the authorized shares, itemized by class, the number of shares of each class and the par value of share within a class are as follows:

NUMBER OF SHARES	CLASS	PAR VALUE PER SHARE
500,000	Common	$1.00 per share

TOTAL NO. SHARES: 500,000

TOTAL AUTHORIZED CAPITAL: $500,000.00

6.	ARTICLE VI - REGULATORY PROVISIONS

No change as filed 1/25/1991.

7.	ARTICLE VII - NUMBER OF DIRECTORS

No change as filed 1/25/1991.

8.	ARTICLE VIII - INCORPORATOR

No change as filed 1/25/1991.

That at a meeting of the Board of Directors, a resolution was duly adopted setting forth the foregoing proposed amendments to the Certificate of Incorporation of said corporation, declaring

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said amendments to be advisable and calling a meeting of the shareholders of said corporation for consideration thereof.

That thereafter, pursuant to said resolution of its Board of Directors, a meeting of the shareholders of said corporation was duly called and held, at which meeting the necessary number of shares as required by statute were voted in favor of the amendments.

SUCH AMENDMENTS WERE DULY ADOPTED IN ACCORDANCE WITH 18 O.S. SECTION 1077.

IN WITNESS WHEREOF, said corporation has caused this certificate to be signed by its President and attested by its Secretary, this 31st day of May, 1994.

TCM INVESTMENTS, INC.

By:	/s/ Jack L. Alexander

JACK L. ALEXANDER,

President

(corporate seal)

ATTEST:

/s/ Nancy L. Wyatt

NANCY L. WYATT, Secretary

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